UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 30, 2007

MARKWEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-31239	27-0005456
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1515 Arapahoe Street, Tower 2, Suite 700, Denver, CO 80202
(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

See Item 4.02(a).

This information, including exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section.  This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to this Form 8-K in such a filing.

Item 4.02(a).  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 30, 2007, the general partner of MarkWest Energy Partners (the “Partnership”) and its Audit Committee, determined that previously issued consolidated financial statements for the years ended December 31, 2006 and 2005, including the quarters therein, and the quarters ended March 31 and June 30, 2007 should be restated to correct an error in accounting for certain revenue arrangements in the Partnership’s East Texas business segment.  Accordingly, the Audit Committee of the Partnership concluded that the consolidated financial statements for such periods should not be relied upon.  The restatement involves transactions in which the Partnership has determined it acted as a principal instead of an agent, thereby giving rise to accounting for revenue from such activities on a gross rather than net basis.  The Partnership arrived at this decision after an extensive review of its accounting for revenue arrangements consistent with the guidance in Emerging Issues Task Force (“EITF”) Issue No. 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent.

The restatements will be reflected in a Form 10-K/A for the year ended December 31, 2006 and Form 10-Q/As for the two interim quarters during 2007, which the Partnership intends to file shortly after the filing of this report.

While this misstatement of revenue and expenses within the consolidated statements of operations does not affect net income, earnings per unit, distributable cash flow, the consolidated statements of stockholders’ equity or consolidated balance sheets, the Audit Committee of the board of directors of our general partner and management determined that the misstatement required a restatement of the consolidated statements of operations.  This reclassification has the effect of increasing the amounts included in the revenue line item “Unaffiliated parties” and increasing, by the same amount, the amounts included in “Purchased product costs”.

The Partnership’s management and the Audit Committee of our general partner have discussed with Deloitte & Touche LLP, who serves as the Partnership’s current independent registered public accounting firm, the matters disclosed in this Form 8-K.

The following tables present the impact of the restatement on the affected line items of the Condensed Consolidated Statements of Operations for the periods presented (in thousands):

	Three months ended June 30, 2007		Six months ended June 30, 2007
	As Previously Reported	Restated	As Previously Reported	Restated
Revenue	$136,663	$158,558	$251,280	$289,398
Purchased product costs	74,213	96,108	138,218	176,336
Income from Operation	16,349	16,349	28,182	28,182

	Three months ended June 30, 2006		Six months ended June 30, 2006
	As Previously Reported	Restated	As Previously Reported	Restated
Revenue	$135,140	$147,987	$292,122	$315,753
Purchased product costs	76,244	89,091	177,205	200,836
Income from Operation	23,311	23,311	45,711	45,711

	Three months ended March 31, 2007		Three months ended March 31, 2006
	As Previously Reported	Restated	As Previously Reported	Restated
Revenue	$114,617	$130,840	$156,982	$167,766
Purchased product costs	64,005	80,228	100,961	111,745
Income from Operation	11,833	11,833	22,400	22,400

	Three months ended September 30, 2006		Nine months ended September 30, 2006
	As Previously Reported	Restated	As Previously Reported	Restated
Revenue	$162,657	$176,557	$454,779	$492,310
Purchased product costs	81,632	95,532	258,837	296,368
Income from Operation	40,300	40,300	86,011	86,011

The following table presents the effect of the restatement on affected line items of the Consolidated Statements of Operations for the years ending December 31 (in thousands):

	Three months ended December 31, 2006		Year ended December 31, 2006
	As Previously Reported	Restated	As Previously Reported	Restated
Revenue	$121,173	$137,601	$575,952	$629,911
Purchased product costs	63,441	79,869	322,278	376,237
Income from Operation	17,224	17,224	103,235	103,235

	Year ended December 31, 2005
	As Previously Reported	Restated
Revenue	$499,084	$541,090
Purchased product costs	366,878	408,884
Income from Operation	33,312	33,312

Item 9.01. Financial Statments and Exhibits.

           (d)      Exhibits

Exhibit No.	Description of Exhibit
99.1	Press release dated October 31, 2007, announcing restatement of certain prior periods with no change to the balance sheet, income from operations, net income or distributable cash flow.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MarkWest Energy Partners, LP
Date: October 31, 2007	By:	/s/ NANCY K. BUESE
Nancy K. Buese
Senior Vice President and Chief Financial Officer